UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

Overstock.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-49799 (Commission File Number)	87-0634302 (IRS Employer Identification No.)

799 W. Coliseum Way

Midvale, Utah 84047
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (801) 947-3100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	OSTK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On November 12, 2019, Overstock.com, Inc. (the “Company” or “we”), in connection with an equity offering program under which the Company may offer and sell, from time to time, shares of the Company’s common stock, $.0001 per share (“Common Stock”), having an aggregate offering price of up to $150 million (the “Offering”), the Company filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”). In connection with the Offering, the Company entered into an amendment (the “Amendment”) to its Capital on DemandTM Sales Agreement (as amended, the “Sales Agreement”) with JonesTrading Institutional Services LLC, as agent (“JonesTrading”).

Under the Sales Agreement, JonesTrading may sell the Common Stock by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended. We are not obligated to sell any shares of Common Stock under the Sales Agreement, and there can be no assurance of the price or prices at which we may sell any shares under the Sales Agreement. The Offering will terminate upon the sale of all shares subject to the Sales Agreement or termination of the Sales Agreement. We will pay JonesTrading a commission of up to 3.0% of the aggregate gross sales price of shares sold pursuant to the Sales Agreement. We have agreed to reimburse JonesTrading for certain specified expenses as provided in the Sales Agreement, and we have also agreed to provide JonesTrading with customary indemnification and contribution rights.

The shares of Common Stock will be issued pursuant to the Prospectus Supplement and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-233913) filed on September 24, 2019, with the SEC (the “Registration Statement”). This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Amendment and the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of (i) the Amendment, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and (ii) the Sales Agreement, previously incorporated by referenced into the Company’s Annual Report on Form 10-K filed on March 18, 2019.

This Current Report on Form 8-K is being filed to file certain documents in connection with the Offering as exhibits to the Registration Statement.

Item 9.01    Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit
1.1	Amendment to Capital on DemandTM Sales Agreement between Overstock.com, Inc. and JonesTrading Institutional Services LLC, as agent, dated November 12, 2019
5.1	Opinion of Bryan Cave Leighton Paisner LLP
23.1	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

Date: November 12, 2019	By:	/s/ E. Glen Nickle
Name: E. Glen Nickle
Title: Vice President, Legal and General Counsel

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